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                                                                      EXHIBIT 12

                      HEALTHCARE REALTY TRUST INCORPORATED
         Statement Re: Computation of Ratio of Earnings to Fixed Charges
                             (DOLLARS IN THOUSANDS)



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
                                               NINE MONTHS                            YEAR ENDED DECEMBER 31,
                                                 ENDED        ----------------------------------------------------------------------
                                          SEPTEMBER 30, 2004       2003           2002           2001          2000          1999
                                          ------------------------------------------------------------------------------------------

Consolidated pretax income from continuing
  operations                                    $ 47,375        $ 69,203       $ 61,067       $ 72,257      $ 73,538       $ 81,567

Fixed charges                                     33,442          35,325         35,592         40,107        44,834         40,474
Capitalized interest                                (972)           (724)        (1,397)        (1,997)       (1,839)        (1,871)
                                            ----------------------------------------------------------------------------------------

        Earnings                                  79,845         103,804         95,262        110,367       116,533        120,170


Interest expense                                  32,470          34,601         34,195         38,110        42,995         38,603
Capitalized interest                                 972             724          1,397          1,997         1,839          1,871
                                            ----------------------------------------------------------------------------------------

        Fixed Charges                             33,442          35,325         35,592         40,107        44,834         40,474


        Ratio of Earnings to Fixed Charges          2.39            2.94           2.68           2.75          2.60           2.97
                                            ========================================================================================
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